UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2022

GoodRx Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard

Santa Monica, CA 90404

(Address of Principal Executive Offices) (Zip Code)

(855) 268-2822

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 6, 2022, GoodRx Holdings, Inc. (“GoodRx” or the “Company”), through a wholly-owned subsidiary of the Company, entered into an agreement to acquire all of the outstanding shares of capital stock of vitaCare Prescription Services, Inc. (“vitaCare”) (the “Acquisition”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), by and between the Company and TherapeuticsMD, Inc., the sole stockholder of vitaCare (the “Seller”).

The vitaCare Acquisition closed on April 14, 2022. At closing, the Company paid the Seller $150.0 million using cash on hand, with an additional $7 million of contingent consideration payable upon the achievement of certain milestone events through 2023. The Company also established a management incentive plan under which certain continuing employees would be eligible to receive up to $10 million of additional compensation upon achievement of certain performance milestones.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company intends to file the financial statements required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

By:	/s/ Karsten Voermann
Name:	Karsten Voermann
Title:	Chief Financial Officer

Date: April 15, 2022